UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 28, 2005

Date of Report (Date of earliest event reported)

GREAT LAKES AVIATION, LTD.

(Exact Name of Registrant as Specified in Its Charter)

Iowa	000-23224	42-1135319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1022 Airport Parkway

Cheyenne, Wyoming 82001

(Address of Principal Executive Offices, including Zip Code)

(307) 432-7000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) Effective March 28, 2005, Michael L. Tuinstra ceased to be our Principal Accounting Officer and Principal Financial Officer. He will remain our Treasurer.

Mr. Tuinstra, age 51, became our Treasurer in January 2002. Mr. Tuinstra served as our Principal Accounting Officer and Principal Financial Officer during our search for a Chief Financial Officer. From August 1998 to January 2002, Mr. Tuinstra served as our Director of Purchasing and Inventory Control. From August 1998 until April 1999, Mr. Tuinstra was our budget and financial analyst. There are no familial relationships between Mr. Tuinstra and any other executive officer or director of our company.

Each of our executive officers is appointed to serve until his or her successor is duly appointed or his or her earlier removal or resignation from office.

(c) On March 28, 2005, Michael O. Matthews, formerly our Vice President of Finance, was appointed Vice President and Chief Financial Officer of our company. Mr. Matthews concurrently assumed the role of Principal Accounting Officer and Principal Financial Officer.

Mr. Matthews, age 48, joined our company in November 2004 and served as Vice President of Finance from November 2004 to March 2005. Prior to joining Great Lakes, he was employed as Director of Treasury for Budget Group, Inc. Prior to joining Budget Group, Inc. in 2000, Mr. Matthews held management positions in the financial services industry, including Newcourt Financial, Metlife Capital, Sanwa Business Credit and Societe Generale Financial Corporation. There are no familial relationships between Mr. Matthews and any other executive officer or director of our company.

Each of our executive officers is appointed to serve until his or her successor is duly appointed or his or her earlier removal or resignation from office.

We anticipate that we will enter into an employment agreement with Mr. Matthews. Upon preparation and execution of an employment agreement, we will amend this report to file such agreement as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2005

GREAT LAKES AVIATION, LTD.

By:	/s/ Charles R. Howell IV
Charles R. Howell IV
Chief Executive Officer